SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013 (June 12, 2013)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On June 12, 2013, New York Mortgage Trust, Inc. (the “Company”) received notification from the Nasdaq Listing Qualifications Department of the NASDAQ Stock Market LLC that the Company’s application to list the Company’s common stock, par value $0.01 per share (“Common Stock”), on The Nasdaq Global Select Market has been approved (the “Approval”), and that the listing of the Common Stock will be transferred from The NASDAQ Capital Market to The Nasdaq Global Select Market at the opening of business on June 14, 2013. The Common Stock will continue to trade under the symbol “NYMT” on The Nasdaq Global Select Market. The Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, will continue to trade on The NASDAQ Capital Market under the symbol “NYMTP”.

On June 14, 2013, the Company issued a press release announcing the Approval. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is being furnished herewith this Current Report on Form 8-K.
	99.1	Press Release dated June 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: June 14, 2013	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 14, 2013.